Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements Form S-3 (No. 333-156941) and Form S-8 (No. 333-150268) of ZBB Energy Corporation of our report dated September 16, 2009, except as to Note 16, which is as of February 10, 2010 with respect to the consolidated financial statements of ZBB Energy Corporation included in this Annual Report (Form 10-K/A Amendment No. 1 to Form 10-K) for the year ended June 30, 2009.

/s/ PKF
Certified Public Accountants
A Professional Corporation

New York, New York
February 10, 2010